UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2010

CF Industries Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32597 (Commission File Number)	20-2697511 (I.R.S. Employer Identification No.)

4 Parkway North, Suite 400 Deerfield, IL	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 405-2400

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 15, 2010, CF Industries Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated (“Morgan Stanley”), as representative of the several underwriters named therein (the “Underwriters”).  Pursuant to the Underwriting Agreement, the Company agreed to issue and sell to the Underwriters, for resale to the public, 11,235,956 shares of its common stock, par value $0.01 per share (“Common Stock”), at a public offering price of $89.00 per share. The underwriting discount was $3.145 per share.  The Company also granted the Underwriters a 30-day option to purchase up to an additional 1,685,394 shares of Common Stock on the same terms and conditions to cover over-allotments.  The Underwriters fully exercised their over-allotment option to purchase an additional 1,685,394 shares of Common Stock.

The sale of 12,921,350 shares of Common Stock contemplated by the Underwriting Agreement, including the 1,685,394 shares subject to the over-allotment option, was consummated on April 21, 2010.  The net proceeds to the Company from the sale, after deducting the underwriting discounts and the Company’s estimated offering expenses, were approximately $1.1 billion.  The net proceeds were used to repay a portion of the outstanding borrowings under the $1,750,000,000 senior Bridge Loan Agreement, dated as of April 5, 2010, among the Company, as a guarantor, CF Industries, Inc., as borrower, the lenders party thereto and Morgan Stanley Senior Funding, Inc. (“MSSF”), as agent for such lenders and as collateral agent (the “Bridge Loan Agreement”).

The 12,921,350 shares of Common Stock were offered and sold pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-165143) filed with the Securities and Exchange Commission on March 2, 2010.

Certain of the Underwriters and their affiliates, in the ordinary course of their business, have in the past provided to the Company and its affiliates and may from time to time in the future provide to the Company and its affiliates certain commercial banking, financial advisory, investment banking and other services, for which they have received and may continue to receive customary fees and commissions.  MSSF and Morgan Stanley Bank, N.A., affiliates of Morgan Stanley, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., an affiliate of Mitsubishi UFJ Securities (USA), Inc., one of the Underwriters, are lenders under credit facilities of the Company, including the Bridge Loan Agreement, and received their pro rata portion of the proceeds from the Company’s sale of Common Stock used to repay borrowings under the Bridge Loan Agreement.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.04 by reference.

The Company’s receipt of proceeds from the sale of 12,921,350 shares of its Common Stock pursuant to the Underwriting Agreement triggered a mandatory repayment obligation under the Bridge Loan Agreement equal to 100% of the net proceeds from such sale.  In accordance with that repayment obligation, on April 21, 2010, the net proceeds from the sale of such shares of Common Stock were used to repay a portion of the outstanding borrowings under the Bridge Loan Agreement.

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Item 8.01 Other Events.

In connection with the April 21, 2010 closing of the Company’s offering and sale of 12,921,350 shares of Common Stock, the Company is filing a legal opinion and consent of Skadden, Arps, Slate, Meagher & Flom LLP as Exhibits 5.1 and 23.1 to this Current Report on Form 8-K, respectively.

On April 20, 2010, the Company issued a press release announcing the pricing of an offering of senior notes.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated April 15, 2010, by and between CF Industries Holdings, Inc. and Morgan Stanley & Co. Incorporated, as representative of the several underwriters named therein

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in exhibit 5.1)

99.1	Press Release, dated April 20, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2010	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Douglas C. Barnard
	Name:	Douglas C. Barnard
	Title:	Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement, dated April 15, 2010, by and between CF Industries Holdings, Inc. and Morgan Stanley & Co. Incorporated, as representative of the several underwriters named in Schedule II thereto

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in exhibit 5.1)

99.1	Press Release, dated April 20, 2010